LISTED COMPANY STOCK SYMBOL "HFUS"
上市公司股票代碼 HFUS
HARTFORD GREAT HEALTH CORP.
中文譯稱: (美國) 浩福大健康集團公司

SECURITIES PURCHASE AGREEMENT
認購協議
(FOR NON-U.S. INVESTORS ONLY)
(本協議只對非美國人士的投資人)

This **SECURITIES PURCHASE AGREEMENT** ("Agreement") is made as of the November 11 , 2018 "Effective *Date*", by and between Hartford Great Health Corp., a Nevada corporation (the "Company"), and Song, Lianyue"the Investor", an individual.
本認购协议("协议")由内华达州公司("公司")Hartford Great Health Corp. 和宋连跃"投资人")之间制定於 2018 年 11月 11日生效。

RECITALS 詳述

WHEREAS , pursuant to Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Investor desires to purchase from the Company, and the Company desires to sell and issue 20,000,000 the common stock of the Company (the " ***Common Stock*** " or "***Securities"***) to "the Investor" subject to the conditions set forth in this Agreement.
鉴于，根据 1933 年证券法第 4(a)(2)条和/或第 S 条，经修订("证券法")和根据其修订的第 506 条，投资人希望从"公司" 認购，公司希望在符合本协议规定的条件情况下向投资人出售并向投资人发行 2000 万普通股股票。

AGREEMENT 协议

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
此处所包含的前提和共同契约，以及其他良好和有价值的考虑，确认双方特此同意如下:

1. Purchase and Payment of Stock. 認购股票和支付

1.1 Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 20,000,000 shares of Common Stock for a maximum price of USD$0.02 per share for a total purchase price of USD$400,000.00 or (RMB2760000.00).
本公司同意向投资者发行及出售，而投资者同意向本公司認购 2000 万股普通股，价格为每股 0.02 美元, 购买价格合计 400,000.00 美元或 2760000.00 人民幣。

1.2 Payment of the Purchase Price. The payment of the Purchase Price for the Securities shall be made by the Investor to the Company, total amount USD$400,000.00 by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction of the conditions set forth in this Agreement. 投资人应將認購價通过电汇将即时可用资金，美金400,000.00以电汇方式支付给公司指定帳戶。具體收款銀行: __________________________, 帳號__________________________, 收款單位 ________________________ 。

2. Cancellation of Purchase Agreement. The Investor has no right to cancel, revoke of withdraw this purchase, except as may be provided under applicable securities laws.
認购协议取消. 除非涉及相關证券法規定，認购投资者無權撤销或撤回本次認购。

3. Conditions. The Shares, when issued, shall be valid, fully paid, and non-assessable. The company is duly organized, valid existing, and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except

where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company's financial condition, business or operations. The Investor acknowledges that the issued Shares, after being exchanged for payment in full, shall be forwarded by the Company or the Transfer Agent for delivery to the Investor. The Investor also acknowledges that the Shares will not be delivered to the Investor until this Purchase Agreement has been (a) signed by the Investors, (b) delivered by the Investor to the Company, and (c) accepted by and signed by a representative of the Company.
条件。股票將得到有效發行, 全額支付和非可估價。根据内华达州的法律，公司是合法存在，運作正常，也有良好信誉。本公司也具有在每个司法管辖区内作为外国公　　司进行交易的合格资格。投资者认知本次認購股票會在全部付清認購款后，应由本公司或转让代理转交给投资人。投资人也認知，在此認购协议必須（a）由認購者签字，（b）提交給公司，及（c）由公司代表接收及签字後，公司股票才会交付予認購者。

4. **Representations, Warranties, Covenants, and Acknowledgement**. To induce the Company to issue the Shares, the Investor hereby represents, warrants, covenants, and acknowledges to the Company that:
表述， 保證，契約和確認: 爲了公司順利發行股票，認購者在此表述，保證，訂約，並向公司確認:

4.1 The Investor has full power to execute, deliver and perform under this purchase agreement. This Purchase agreement is the legal and binding obligation of and is enforceable against the Investor in accordance with its term.
在本協議裡 ，認購者有權執行和履約能力，本協議是合法和有法律約束力的，認購者有義務按條款執行。

4.2 The execution and delivery of this Purchase agreement will not result in a breach of any agreement between the Investor and a third party nor will it violate the terms of any court of administrative order.
本协议的履約執行不会导致投资方与第三方之间的任何协议的違約，也不会违反任何行法院判決或行政命令。

4.3 The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modifies the representations and warranties made by the Company.
认购者已获得公司全部和完整的信息，并满意其合理要求下获取公司信息的渠道和结果，特别是认购者有合理机会通过问答公司代表获得相关公司股票，公司运作的信息和情况，并确实完全理解和确认信息的准确。

4.4 The investor, in determining to purchase the Shares, (i) has been encouraged to seek and has had the opportunity to rely upon the advice of the Investor's legal counsel, accountants, and other advisors with respect to the purchase of the Shares, and (ii) has relied solely upon the advice of the Investor's legal counsel, accountants, and other financial advisors with respect to the financial, tax, and other considerations relating to the purchase of the Shares.
在决定认购股份时，认购者(1)有机会諮詢法律顾问，会计师和其他认购股票的顾问的專業建议：(2)已经完全依据认购者的法律顾问，会计师和其他财务顾问对金融，税收和其他因素以及有关认购股票的建议。

4.5 The investor and his, her, or its personal advisors have received from the Company all requested documents, records, and books pertaining to the investment in the Shares so as to enable them to evaluate the merits and risks of this investment. The investor understands and acknowledges that all documents were prepared by the Company and that no independent legal counsel, accountant, or financial advisor has passed upon or assumed any responsibility for the accuracy, completeness, or fairness of information provided to the Investor and no independent legal counsel, accountant, or financial advisor has independently verified or investigated in any way the accuracy, completeness or fairness of such information.
认购者及其个人顾问已从公司收到所有要求的文件，记录和有关股票投资的介绍资料，以使他们能够评估这项投资的优劣和风险。认购者了解并认知所有文件都未曾由独立的法律顾问，会计师或财务顾问审核通过，并没有上述专业人士对其信息准确性，完整性或公平性承担任何责任。

4.6 The Investor (i) can bear the economic risk of the purchase of the Shares, including a total loss of the Investor's investment; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares, or the Investor is being advised by others

(acknowledge by the Investor as being the "Purchaser Representative(s)" of the Investor) such that they and the Investor together are capable of making such evaluation; and (iii) understands the non-liquid nature of an investment in the Shares.
认购者(1)对于认购股票可以承担经济风险，包括认购者投资的全部损失；(2)对于商业和金融方面具有知识和经验，能够评估投资价值和股票风险，或有认购者指定的"认购代表"的建议，与认购者一起做出评估; (3)理解所投资股票的非流动性。

4.7 The Investor acknowledges and understands that the Shares are a speculative investment in a small-cap publicly owned company that involves a high degree of risk and there can be no guaranty of the amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares.
认购者认知和理解投资小盘股公司的投机性，涉及高风险，股票或许盈亏，其投资结果没有担保的。

4.8 The Investor is not a "United States Person" (as defined below) and is not purchasing the Shares for the account or benefit of a United States Person. A "United States Person" means any natural person resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States, its territories or possessions or any state of the District of Columbia; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the account of a U.S. person; any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction, and (ii) formed by a U.S. person principally for the purpose of investing in securities no registered under the Securities Act of 1933, as amended (the "Securities Act"), unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.
认购者不是一个"美国人士"(如下所定义)，并不是为了美国人士的账户或福利而认购股票。"美国人士"是指任何居住在美国的人，以及以下所有都是美国人士，任何在美国合伙或成立公司，或注册在美国法律下，涵盖或掌控在美国任何州或哥伦比亚特区里，作为任何遗产执行人或管理人，任何信托的受托人，任何在美国的机构或外国实体分公司以及任何非自由支配的账户或类似的账户(除了房地产或信托)或其他信托账户的持有人，任何可自由支配的个人账户或类似的账户(除了房地产或信托)持有人或其他信托组织，合伙或(如果系个人)居住在美国，任何人与一个合伙组织或者公司如果(1)包含任何外国的法律管辖，和(2)由美国人主要是对证券投资为目的，而非由1933年证券法注册修订的"证卷法案"，除非由合格投资者组织和注册的有限公司(如证券法案501a规则中定义的)，其不是美国人，财产或信托。

4.9 The Investor acknowledges and agrees that the Shares were not offered to the Investor in the United States, and at the time of execution of this agreement and at the time of any offer to the Investor to purchase such securities hereunder, the Investor was physically outside of the United States.
认购者认知并同意：本次认购不会在美国国内进行。本协议执行过程中，证券认购时，认购者不在美国。

4.10 The Investor acknowledges that the Company is relying on exemptions from the registration requirements of the Securities Act and afforded by applicable state statutes and regulations.
认购者认知：本次股票发行，公司根据《证券法》登记要求，根据适用的国家法规和规定给予登记豁免。

4.11 The Investor understands that the Shares are not registered under the Securities Act or the securities laws of any state, are "restricted securities" within the meaning of Regulation S and Rule 144 under the Securities Act and are subject to substantial restrictions on transfer.
认购者明白：依据《证券法》及其相关法规，本次未登记股份，是"限售股"：在《证券法》第144条规定的含义内，在转让方面受到重大限制。

4.12 The Investor agrees that the Investor will not sell or otherwise transfer or dispose of the Shares or any potion thereof unless such Shares have been registered under the Securities Act and any applicable state securities laws of the Investor obtains an opinion of counsel that is satisfactory to the Company that such Shares may be sold in reliance on an exemption from such registration requirements; provided, however, that nothing in this agreement shall restrict the rights of the Investor to transfer the Shares of any portion thereof in compliance with Regulation S under the Securities Act. If an offshore sale is to be made pursuant to Regulation S, the Investor agrees to cause the parties to such transaction to execute a Certificate of Compliance that will be attached to the Stock Certificate.
认购者同意不会出售或转让全部或部分股份，除非这类股票在美国证券管理条例和任何适用的证券法律下注册，或认购者获得律师建議同意的公司，依据相应豁免登记要求，这样的股票可以出售。然而，本协议

之任何规定不得限制认购者权利，转让其股份或任何符合证券法案监管股份。如果任何离岸销售是根据S规定进行的，认购者同意股权转让销售以股票证书方式符合规定执行交易。

4.13 The Investor acknowledges and agrees that there shall be endorsed on the certificates evidencing any of the Common Stock legends substantially to the following effect:
认购者认知并同意：应在股票证书上背书，以见证所有股票在实质上的如下影响：

"THESE SECURITES ARE NOT REGISTERD WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, IN RELIANCE UPON AND EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITEIS ACT. TRANSFER IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING THESE SECURITES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."
根据《证券法》颁布的规定，这些证券未向美国证券交易委员会注册。根据《证券法》颁布的《条例》(以下简称《证券交易条例》)规定，这些证券豁免注册。除依照《证券法》规定外，或者根据《证券交易条例》规定以外，禁止转让；不符合《证券法》，不得进行涉及这些证券的套期交易。

4.14 The Investor acknowledges and agrees that the Shares are being acquired for the Investor's own account and not on behalf of or for the benefit of any U.S. Person and the sale and resale of the Shares has not been prearranged with any U.S. Person or buyer in the United States.
认购者认知并同意：本次认购股票须是认购者本人账号，认购者账户不涉及任何美国人士的名义或利益；不可为美国国内认购者或美国人士预先安排出售或再出售。

4.15 The Investor represents and warrants that, as of the date of this agreement, the Investor has no present plan or intention to sell the securities in the U.S. at any predetermined time. The Investor represents, warrants, and covenants that neither the Investor nor its affiliates nor any person acting on its or their behalf has entered into, has the intention of entering, or will enter into any option, equity swap or other similar derivative instrument in the U.S. with respect to the Shares of the Company at any time until the end of a period of one year from the date of this Agreement. Nothing herein shall prevent the Investor from selling the securities acquired hereunder in accordance with the U.S. securities laws.
认购者表示并保证：自本协议日期一年内，在任何预订时间内，认购者没有计划或动机在美国出售股票。认购者保证：认购者或其相关的任何人没有在美国已经开展或有意图开展任何与本次认购股票相关的期权，股权置换以及类似衍生品交易，直到本协议日起一年后，认购者根据美国证券法规可以进行出售和交易。

4.16 The Investor understands that until such time as the Common Stock which are part of the Shares are registered with appropriate regulatory authorities allowing such Common Stock to be freely transferable, or the applicable holding period and other conditions for sale have been satisfied for such Common Stock to be sold pursuant to an exemption from the requirements for registration of the Common Stock, the Investor may be precluded from selling or otherwise transferring or disposing of the Common Stock.
认购者理解，直到本次认购普通股股票被合格机构注册后将允许自由转让，或适当的持有期和其他销售条件得到满足，认购者将可根据豁免要求登记出售普通股；认购者也可以不出售或以其他方式转让或处置。

4.17 The Investor understands that, except upon certain limited circumstances, the restrictions on the sale, transfer, and disposition of the Shares will also apply to any and all Shares of capital stock or other securities issued or otherwise acquired with respect to the Shares including, without limitation, any other Shares or securities issued acquired as a result of any stock dividend, stock split or exchange or any distribution of Shares or securities pursuant to any corporate reorganization, reclassification or similar event.
认购者明白：除了在某些情况下，限制出售，转让和处置认购的股票也将适用于任何和所有股票发行以及其他证券或以其他方式获得的股票，包括但不限于任何股票或证券发行或获得的任何股票的股息，股票分割或交换或根据任何公司重组，重新分类或类似的事件的任何股票或证券派送。

4.18 The Investor understands that no federal or state agency, including the Securities and Exchange Commission or the securities commission or authorities of any other state, has approved or disapproved the Shares, passed upon or endorsed the merits of the offering, or made any finding or determination as to the fairness of the Shares for investment.

认购者明白：美国或各州的机构，包括美国证监会或任何其他州的证券管理机构，未批准或批准为本次认购股票发行或背书及其任何对其股票投资的判定。

4.19 The Investor represents, warrants and agree that, if the Investor is acquiring the Shares as an agent or representative for another person or legal entity, (i) these representations, warranties, agreements, acknowledgments, and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Shares are being acquired, (ii) the names of such person or persons is indicated below under the Investor's name, and (iii) such further information as the Company deems appropriate shall be furnished regarding such person or persons.
认购者表述并同意：如果认购者是另一人或合法机构实体的代理人，(1) 认购者应代表股票及其利益实质持有人完全了解，理解，订约和保证本协议的权利义务 ，(2)股票是以认购者姓名登记的，(3)公司有權知道进一步的信息及时善尽转达实质持有人。

4.20 Neither the company nor any person representing or acting on behalf of the Company, or purportedly representing or acting on behalf of the Company, has made any representations, warranties, agreements or statements other than those identified herein that influenced of affected the Investor's decision to purchase the Shares, nor has the Investor relied on any representation, warranties, agreements or statements in the belief that they were made on behalf of any of the forgoing, nor has the Investor relied on the absence of any such representations, warranties, agreements or statements in reaching the decision to purchase the Shares.
无论是公司还是任何代表人或公司，或自称代表任何人或任何公司，认购者已经做出认购股票决定，并了解，理解，订约和保证本协议，不受任何其他因素影响，包括不限于以其他人上述名义，不在场或信任下通过了解，理解，订约和保证来做出认购决定。

4.21 The Investor understands that the Shares are being offered and sold in reliance on Regulation S and any other available exemptions from the registration requirements of federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, acknowledgements and understandings set forth herein in order to determine the suitability of the Investor to acquire Shares. The Investor agrees promptly to notify the Company of any changes to any of the forgoing.
认购者明白：根据监管规定S和其他豁免注册要求的联邦和州的法律，公司发行股票是依靠真实和准确的介绍，理解，订约和保证来确立认购者获得股票的合适性。认购者同意其信息如有任何变更会立即通知公司。

4.22 If Company accepts this Investor's purchase, the Company has the unconditional right to immediately utilize the proceeds thereof regardless of whether any other investors' purchases are received or accepted by the Company, and if the Company rejects this Investor's purchase or if the offering is terminated or withdrawn prior to acceptance of this Investor's purchase, the funds deposited by the Investor will be refunded promptly without interest.
如果接受认购，公司将无条件立即使用认购资金，不受任何其他认购或认购批准影响；如果公司拒绝本次认购，或者在接受认购前股票发行已经终止或撤回，认购者汇入资金将予以迅速全额退还，没有利息。

4.23 The Investor understands that a portion of the purchase price of the Shares will be used by the Company to pay for the expenses of this offering, including any commissions paid to entities for the press purpose of locating investors for this Regulation S Offering. These expensed and commissions will be paid by the Company from the proceeds of this regulation S Offering. The Company will receive approximately 90% of every $0.02 per share paid by the Investor. The remaining 10% may be paid to others for the expenses and commissions, if any, relating to this offering. Any part of the 10% not paid for expenses will be delivered to the Company for its use.
认购者明白：根据有关规定，公司所收认购款的部分可能会用于有关个人或实体的佣金或法律规定的本次服务。公司至少将认购者所支付的每股0.02美元计算的认购款的90%作为公司今后运作使用。如果必要，最多用10%來支付有关费用；沒支付完的10%部分资金將交回给公司运作使用。

5. **<u>Covenants and Indemnity.</u>** 契约和赔偿

5.1 The forgoing representations and warranties, together with all other representations and warranties made or given by the Investor to the Company in connection with the transactions contemplated hereby, shall be true and correct in all respects on the date of closing of the purchase hereunder as if made on such date and shall survive such dates.
认购者上述的表述和保证以及有关于本次认购的其他给予公司的信息表述和保证，至本认购协议签署之日为止，均为是真实和正确的。

5.2 The Investor agree to indemnify and hold harmless the Company from and against any loss, damage or liability due to or arising out of a breach by Investor of any of the representations and warranties set forth in Section 4 of this Agreement.
认购者同意：根据本协议第4条做出的任何表述和保证，如有违背协议，认购者须针对公司的损失，损害以及引起的债务做出赔偿和弥补至公司不受损失。

6. **Miscellaneous.** 其他事项

6.1 This investment purchase will be interpreted under the laws of the State of Nevada. The Investor acknowledges and agrees that any action or proceeding of any kind against the Investor arising out of or by reason of this investment purchase may be brought in the federal or state court located in the County of Clark, State of Nevada, United States of America and hereby consents to the jurisdiction of any such court.
认购将受内华达州法律约束下執行。认购者认知和同意：对本次认购的任何形式的任何行动或针对双方的诉讼的管辖权在于美国内华达州克拉克县的联邦或州法院。

6.2 Arbitration of Disputes. Consent to California Jurisdiction. Each member consents to be exclusively subject to arbitration in Los Angeles County, California.
法律仲裁。同意加州管辖权。每位成员同意仅在加利福尼亚州洛杉矶县进行仲裁。

6.3 This investment purchase and the rights, powers and duties set forth herein will be binding upon the Investor, the Investor's heirs, estate, legal representatives, successors, and permitted assigns and will benefit the Company
本协议规定的权利，权力和义务将对认购者，认购者的继承人，遗产，法定代表人，合法继承人和受让人具有法律约束力，同时亦对公司有利。

6.4 If any provision of this investment purchase is invalid or unenforceable, then such provision will be inoperative and will be modified to conform to such statute or rule of law, but this occurrence will not affect the validity or enforceability of any other provision of this Agreement.
如果本协议的任何条款无效或无法执行，那么此类条款将无效，并将被修改以符合法令或法律的规定，但发生这种情况不会影响协议的任何其他条款的有效性或可执行性。

6.5 This investment purchase may be executed through the use of separate signature pages or in any number of counterparts.
认购可通过使用单独的签名页面或任意数量的副本执行，均有效。本协议以英语文本为准，中文仅供参考。

6.6 This Investment purchase contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, warranties, covenants, or other agreements between the Investor and the Company.
认购仅包含有关各方对本次认购事项的全部协议，不存在认购者和公司之间的其他任何表述，保证，契约或其他协议。

IN WITNESS WHEREOF, the Investor has executed this Securities Purchase Agreement as of the 11th day of November, 2018.
认购者已于2018年11月11日执行本协议，特此为证。

The Investor is a "qualified Regulation S investor" as defined herein and is (check one):
认购者系S规定合格投资人，系下面定义的情况之一（选一种）：

_X_ Individual 个人 ____ Tenants-in-Common 联合承租人 ____ Trust 信託

____ Joint Tenant with Right of Survivorship 具有生存权的联合承租人	____ Community Property 社区财产	____ Partnership 合伙
	____ Corporation 公司	____ Retirement Account

[SIGNATURE PAGE FOLLOWS]

LISTED COMPANY STOCK SYMBOL "HFUS"
上市公司股票代碼 HFUS
HARTFORD GREAT HEALTH CORP.
中文譯稱: (美國) 浩福大健康集團公司

Name(s) in which Securities to be registered:
(股票登記名的姓名)

宋连跃

中文

SONG, LIANYUE

英文

Signature of Purchaser:
(持股人簽字)

中文簽字

英文簽字

Number of Shares: (持股总数)
20,000,000 Shares (股份)

Investor's Address (认购人地址)

上海市虹口区吴淞路218号3806室
Province/City/Township (省/縣/市/鎮/區)

RM3806,NO.218 Wusong Road, Hongkou District,Shanghai
Number/Street (地址)

Home Phone Number (住家电话)

15021115115

Mobile Phone Number (手机号码)

Hartford Great Health Corp.
(美國) 浩福大健康集團公司

By:

Xin Dong, President and CEO
董欣 总裁兼首席執行官簽字